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                                                                  Exhibit 10.27




                      GUARANTY AND LOAN PURCHASE AGREEMENT


                  GUARANTY AND LOAN PURCHASE AGREEMENT, dated as of October 29, 1998 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each a "Guarantor" and, collectively, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H :

                  WHEREAS, JCC Holding Company ("JCC Holding"), Jazz Casino Company, L.L.C. (the "Borrower"), various lenders from time to time party thereto (the "Banks"), and Bankers Trust Company, as Administrative Agent (together with any successor agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of October 29, 1998, providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced or supplemented from time to time, and including any agreement extending the maturity of, or restructuring all or any portion of, the Indebtedness under such agreement or any successor agreement) (the Banks and the Administrative Agent are herein called the "Creditors");

                  WHEREAS, the proceeds of the Loans will be used, in part, to finance the construction of the Casino and to provide for the Borrower's working capital and general corporate requirements;

                  WHEREAS, the Guarantors own a substantial beneficial interest in the parent of the Borrower and will obtain substantial economic and other benefits as a result of the completion and operation of the Casino;

                  WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

                  WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph;

                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

                  1. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees: to the Creditors the entire payment when due (whether at the stated maturity, by acceleration or otherwise) of (w) all principal of, and interest (including any interest payable on such interest) on, all Tranche A-2 Term Loans, Tranche B-2 Term Loans, Revolving Loans and


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Swingline Loans, (x) all Unpaid Drawings and all interest (including interest payable on interest) thereon, (y) all regularly accruing fees payable with respect to the foregoing outstandings or related Commitments (which includes the Fees payable pursuant to Sections 3.01(a), (b), (c) and (d)) and (z) all increased cost payments, tax payments, indemnification obligations and other amounts payable pursuant to the Credit Agreement or the other Credit Documents (as defined in the Credit Agreement), in each case to the extent (and only to the extent) relating to the Tranche A-2 Term Loans, Tranche B-2 Term Loans, Revolving Loans, Swingline Loans, Letters of Credit or the Commitments relating thereto (all such principal, unpaid drawings, interest, fees and other amounts described above in this Section 1 being collectively herein called the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

                  2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations to the Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.06 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in lawful money of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

                  3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor of the Guaranteed Obligations or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or by any other party,
(b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Creditor on the indebtedness which any Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Creditors as contemplated in Section 6 hereof, or (g) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor.

                  4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of the Guaranteed Obligations or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any such other guarantor or the Borrower and whether or not any other Guarantor, any such other guarantor of the Guaranteed Obligations or the Borrower be joined in any such action or actions. Each Guarantor expressly acknowledges and agrees that any payment by the Borrower or other circumstance which operates to toll any


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statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

                  5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor or any other guarantor of the Guaranteed Obligations or the Borrower).

                  6. Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under any of the Credit Documents or any of the instruments or agreements referred to therein, or


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         otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements; and/or

                  (h) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

                  [Notwithstanding anything to the contrary contained above, to the extent any modification or amendment to the Credit Agreement or related Credit Documents, in accordance with the express terms of Section 16.12 of the Credit Agreement, requires the consent of the Guarantors hereunder, then, for purposes of this Guaranty, if such consent from any Guarantor is not obtained, such modifications to the Credit Agreement shall be given no effect (as to such Guarantor) for purposes of this Guaranty. Except to the extent expressly provided in the immediately preceding sentence, any such amendment or waiver which in contravention of the provisions of Section 16.12 of the Credit Agreement is made without the consent of one or more Guarantors (in circumstances where such consent is required) shall not otherwise release, discharge or affect such Guarantor's obligations hereunder.]


                  7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall (nor shall the Guarantors' failure to acknowledge any Notice of Borrowing) affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

                  8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  9. Any indebtedness or other liabilities of the Borrower now or hereafter held by or owing to any Guarantor (other than in connection with the Minimum Payment Guaranty) is hereby subordinated to the indebtedness and other liabilities of the Borrower to the Creditors, and such indebtedness and other liabilities of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness and other liabilities of the Borrower to the Creditors, but without


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affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness or other liabilities (other than in connection with the Minimum Payment Guaranty) of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                  10. (a) Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

                  (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

                  11. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or Collateral Agent acting upon the instructions of the Majority Tranche A-2, B-2 and Revolving Banks and that no other Creditors shall have any right individually to


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seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or Collateral Agent, as the case may be, for the benefit of the Creditors upon the terms of this Guaranty.

                  12. In order to induce the Banks to enter into the Credit Agreement and to make the Revolving Loans, Swingline Loans, Tranche A-2 Term Loans and Tranche B-2 Term Loans and issue or participate in Letters of Credit as provided therein, each Guarantor makes the following representations, warranties and agreements to and for the benefit of the Creditors, all of which shall survive the execution and delivery of this Guaranty and the Revolving Notes, Swingline Note, Tranche A-2 Term Notes and Tranche B-2 Term Notes and the making of the Revolving Loans, Swingline Loans, Tranche A-2 Term Loans and Tranche B-2 Term Loans, with the occurrence of the Initial Borrowing Date and the incurrence of each Revolving Loan, Swingline Loan, Tranche A-2 Term Loan and Tranche B-2 Term Loan, or the issuance of each Letter of Credit, on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 12 are true and correct on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (a) Corporate Status. Each Guarantor and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of HET and its Subsidiaries taken as a whole.

                  (b) Power and Authority. Each Guarantor has the power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Document to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Guaranty and each such other Document. Each Guarantor has duly executed and delivered this Guaranty and each other Document to which it is a party, and this Guaranty and each such other Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (c) No Violation. Neither the execution, delivery or performance by any Guarantor of this Guaranty or any other Document to which it is a party, nor compliance


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         by it with the terms and provisions hereof or thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, partnership agreement, by-laws or equivalent organizational or charter documents of any Guarantor or any of its Subsidiaries.

                  (d) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Document to which any Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any such other Document.

                  (e) Financial Statements; Financial Condition; Undisclosed Liabilities; Financial Projections. (i) The statements of financial condition of HET and its Subsidiaries at December 31, 1997, and the related statements of income and cash flow and changes in shareholders' equity of HET and its Subsidiaries for the fiscal year ended on such date, copies of which were furnished to the Banks prior to the Initial Borrowing Date, present fairly the financial condition of HET and its Subsidiaries at the date of such statements of financial condition and the results of the operations of HET and its Subsidiaries for such fiscal year. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since December 31, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of HET and its Subsidiaries taken as a whole.

             (ii) On and as of the Initial Borrowing Date, after giving effect to all Indebtedness (including the Revolving Loans, Swingline Loans, Tranche A-2 Term Loans and Tranche B-2 Term Loans) being guaranteed by the Guarantors hereunder, (a) the sum of the assets, at a fair valuation, of HET and its Subsidiaries taken as a whole will exceed their respective debts; (b) HET and its Subsidiaries taken as a whole have not incurred, nor do they intend to incur or believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) HET and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its respective business. For purposes of this Section 12(e)(ii), "debt" means any liability on a claim, and "claim" means (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach


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         gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (iii) Except as fully disclosed in the financial statements delivered pursuant to Section 12(e)(i), there were as of the Initial Borrowing Date no liabilities or obligations with respect to HET or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to HET and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, no Guarantor knows of any basis for the assertion against HET or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 12(e)(i) which, either individually or in the aggregate, is material to HET and its Subsidiaries taken as a whole.

                  (f) Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of any Guarantor, threatened (i) with respect to this Guaranty or any other Document to which any Guarantor is a party, (ii) with respect to any material Indebtedness of any Guarantor or any of its Subsidiaries or (iii) except as set forth on
         Schedule I hereto, that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of HET and its Subsidiaries taken as a whole.

                  (g) True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Guarantor in writing to the Administrative Agent or any Bank for purposes of or in connection with this Guaranty, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Guarantor in writing to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  (h) Tax Returns and Payments. Each of HET and its Subsidiaries and each Person for whose tax HET or any of its Subsidiaries could be liable has filed or caused to be filed with the appropriate taxing authority, all Federal and all other material returns, statements, forms and reports for all taxes (the "Returns") required to be filed by it and has paid or caused to be paid (i) all material taxes due for the periods covered thereby and (ii) all taxes pursuant to any assessment received by HET, any of its Subsidiaries or any such Person, excluding, in each case, any such taxes that have been contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed on
         Schedule II hereto, as of the Initial Borrowing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of HET or any of its Subsidiaries, threatened by any governmental or taxing authority regarding any material taxes relating to HET or any of


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         its Subsidiaries. Except as disclosed on Schedule II hereto, as of the
         Initial Borrowing Date, neither HET nor any of its Subsidiaries has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material taxes of HET or any of its Subsidiaries.

                  (i) Compliance with ERISA. Each Plan (as defined in the HET Credit Agreement) is in substantial compliance with ERISA (as defined in the HET Credit Agreement) and the Code; no Reportable Event (as defined in the HET Credit Agreement) has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability (as defined in the HET Credit Agreement); no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither HET nor any Subsidiary of HET nor any ERISA Affiliate (as defined in the HET Credit Agreement) has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
         ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted by the PBGC (as defined in the HET Credit Agreement) to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to HET or any Subsidiary of HET or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of HET or any Subsidiary of HET or any ERISA Affiliate exists or is likely to arise on account of any Plan; and HET and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability to any person interested therein other than accrued benefits; it being understood that any representation or warranty made in this Section 12(i) with respect to any multiemployer plan (labor union) is to the best knowledge of each Guarantor.

                  (j) Properties. HET and each of its Subsidiaries have good title to all material properties owned by them, free and clear of all Liens, other than Liens permitted by Section 9.01 of the HET Credit Agreement (which Section is incorporated herein by reference).

                  (k) Compliance with Statutes, etc. Each of HET and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of HET and its Subsidiaries taken as a whole.


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

                  (l) Investment Company Act. Neither HET nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (m) Public Utility Holding Company Act. Neither HET nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (n) Environmental Matters. (i) HET and each of its Subsidiaries have complied with, and on the date of each Borrowing are in compliance with, all applicable Environmental Laws (as defined in the HET Credit Agreement) and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of any Guarantor after due inquiry, past or threatened Environmental Claims (as defined in the HET Credit Agreement) against HET or any of its Subsidiaries or any real property owned or operated by HET or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of HET and its Subsidiaries taken as a whole. There are no facts, circumstances, conditions or occurrences on any real property owned or operated by HET or any of its Subsidiaries or, to the best knowledge of any Guarantor after due inquiry, on any property adjoining or in the vicinity of any such real property that, to the best knowledge of any Guarantor after due inquiry, could reasonably be expected (x) to form the basis of an Environmental Claim against HET or any of its Subsidiaries or any such real property that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of HET and its Subsidiaries taken as a whole, or (y) to cause any such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property by HET or any of its Subsidiaries under any applicable Environmental Law.

             (ii) Hazardous Materials (as defined in the HET Credit Agreement) have not at any time been generated, used, treated or stored on, or transported to or from, any real property owned or operated by HET or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released (as defined in the HET Credit Agreement) on or from any real property owned or operated by HET or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law. There are not now any underground storage tanks located on any real property owned or operated by HET or any of its Subsidiaries which are not in compliance with all Environmental Laws.

            (iii) Notwithstanding anything to the contrary in this Section 12(n), the representations made in this Section 12(n) shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of HET and its Subsidiaries taken as a whole.

                  (o) Labor Relations. Neither HET nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on HET and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against HET or any of its Subsidiaries or, to the best knowledge of any Guarantor, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against HET or any of its Subsidiaries or, to the best knowledge of any Guarantor, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against HET or any of its Subsidiaries or, to the best knowledge of any Guarantor, threatened against HET or any of its Subsidiaries and (iii) to the best knowledge of any Guarantor, no union representation question existing with respect to the employees of HET or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of HET and its Subsidiaries taken as a whole.

                  (p) Patents, Licenses, Franchises and Formulas. Each of HET and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, either individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of HET and its Subsidiaries taken as a whole.

                  (q) Existing Indebtedness. Schedule III hereto sets forth a true and complete list of all Indebtedness of HET and its Subsidiaries as of the Initial Borrowing Date, in each case showing the respective borrower thereof. The subordination provisions of the Subordinated Debt (as defined in the HET Credit Agreement), if any is outstanding on the respective Borrowing Date, are enforceable against the respective borrower or guarantor thereunder, as the case may be, and the holders of such Subordinated Debt and all obligations of the Guarantors hereunder are within the definition of "Senior Debt," "Guarantor Senior Debt," "Designated Senior Debt" and "Designated Senior Debt of the Guarantor" included in such subordination provisions, as the case may be.

                  13. Each Guarantor covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment, the Total Tranche A-2 Term Loan Commitment and the Total Tranche B-2 Term Loan Commitment have terminated, no Revolving Note, Swingline Note, Tranche A-2 Term Note or Tranche B-2 Term Note remains outstanding and all Guaranteed Obligations are indefeasibly paid in full:

                  (a) Incorporation by Reference. Each Guarantor will comply with each of the covenants contained in Sections 8.01 through 8.10,
         8.13 and 8.14 of the HET Credit Agreement and Sections 9.01 through
         9.15 of the HET Credit Agreement, which

         Sections, together with all definitions in the HET Credit Agreement applicable to such Sections, are hereby incorporated by reference as if set forth herein in their entirety, provided that:

                           (i) all references to "Parent" therein shall mean and be a reference to "HET" herein;

                           (ii) all references to "the Company" therein shall mean and be a reference to "HOC" herein;

                           (iii)  all references to the "Borrower" or
                  "Borrowers" therein shall mean and be a reference to "HOC" herein or any "Subsidiary Borrower" (as defined in the HET Credit Agreement), as the case may be;

                           (iv) all references to "this Agreement," "herein," "hereunder" and words of similar import therein shall mean and be a reference to this "Guaranty";

                           (v) all references to "Parent and the Borrowers" therein shall mean and be a reference to "HET, HOC and the Subsidiary Borrowers" herein;

                           (vi) all references to "Parent or any Borrower" therein shall mean and be a reference to "HET, HOC or any Subsidiary Borrower" herein;

                           (vii) all references to the "Administrative Agent" therein shall mean and be a reference to the "Administrative Agent" herein;

                           (viii) all references to any "Bank" or the "Banks"
                  therein shall mean and be a reference to any "Creditor" or the "Creditors" herein;

                           (ix) all references to the "Required Banks" therein shall mean and be a reference to the "Required Banks" herein;

                           (x) all references to a "Default" therein shall mean and be a reference to a "Guarantor Default" herein and as defined below;

                           (xi) all references to an "Event of Default" therein shall mean and be a reference to a "Guarantor Event of Default" herein and as defined below; and

                           (xii) if, and for so long as, the HET Credit Agreement remains in effect, any provision of Section 9.02 or
                  9.05 of the HET Credit Agreement as incorporated herein by reference which would give rise to a violation of Section 9.11 of the HET Credit Agreement shall be deemed modified to the extent (but only to the extent) that the incorporation by reference of such Sections herein would not give rise to such a violation.

                  As used herein, the term "Guarantor Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute a Guarantor Event of Default.

                  14. As used herein, the term "Guarantor Event of Default" shall mean the occurrence of any of the following specified events:

                  (a) Representations, etc. Any representation, warranty or statement made by any Guarantor herein or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (b) Covenants. Any Guarantor shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(e)(i), 8.08 or 9 of the HET Credit Agreement as such Sections are incorporated herein by reference or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in the HET Credit Agreement as incorporated herein by reference and such default shall continue unremedied for a period of 30 days after written notice to such Guarantor by the Administrative Agent or any Creditor; or

                  (c) Default Under Other Agreements. (i) HET or any Subsidiary of HET shall (x) default in any payment of any Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness of HET or any Subsidiary of HET shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Guarantor Default or a Guarantor Event of Default under this Section 14(c) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $25,000,000; or

                  (d) Bankruptcy, etc. HET or any Subsidiary of HET shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against HET or any Subsidiary of HET, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of HET or any Subsidiary of HET, or HET or any Subsidiary of HET commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to HET or any Subsidiary of HET, or there is commenced against HET or any Subsidiary of HET any such proceeding which remains undismissed for a period of 60 days, or HET or any

         Subsidiary of HET is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or HET or any Subsidiary of HET suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or HET or any Subsidiary of HET makes a general assignment for the benefit of creditors; or any corporate action is taken by HET or any Subsidiary of HET for the purpose of effecting any of the foregoing; or

                  (e) ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had a trustee appointed by the PBGC to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, HET or any Subsidiary of HET or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
         4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the
         Code, or HET or any Subsidiary of HET has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA);
         (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, in the opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of HET and its Subsidiaries taken as a whole; or

                  (f) Judgments. One or more judgments or decrees shall be entered against HET or any Subsidiary of HET involving in the aggregate for HET and its Subsidiaries a liability (not paid or fully covered by a reputable insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $10,000,000; or

                  (g) Gaming Authority. Any Gaming Authority having jurisdiction over HET or any Subsidiary of HET or the Casino (as defined in the HET Credit Agreement) shall determine that HET or any Subsidiary of HET that is required to be qualified under the applicable Gaming Regulations does not qualify, or that the qualification or license of any of them with respect to HET or any Subsidiary of HET or the Casino should be revoked, not renewed or suspended for more than 30 days, or any such Gaming Authority shall have appointed a conservator, supervisor or trustee to oversee any of the operations of any of them; or

                  (h) Guarantor Changes of Control. Any Guarantor Change of Control (which, for purposes of this Guaranty, shall mean any "Change of Control" as defined in the HET Credit Agreement) shall have occurred.

                  15. (a) HET and HOC shall have the option at any time after the one year anniversary of the Initial Borrowing Date or at any time following a Default or an Event of Default to (x) purchase the Guaranteed Obligations and the related Commitments of all Banks, on a joint and several basis, pursuant to the Credit Agreement by paying the Banks in cash an amount equal to all outstanding principal, interest and other amounts owing in respect of the Guaranteed Obligations and related Commitments and (y) pay to the Administrative Agent and the Banks in cash any amounts then owed to them, on a joint and several basis, pursuant to the terms of this Guaranty. Until any repayment and purchase as described in the immediately preceding sentence is actually effected, the Guarantors shall be liable to perform all obligations under this Guaranty strictly in accordance with the terms hereof.

                  (b) Upon the occurrence and during the continuance of any Event of Default or any Guarantor Event of Default, the Majority Tranche A-2, B-2 and Revolving Banks shall have the right to require HET and HOC to (x) purchase (and in which case HET and HOC shall purchase) the outstanding Guaranteed Obligations and related Commitments of all Banks, on a joint and several basis, pursuant to the Credit Agreement by paying the Banks within three Business Days of such demand by the Majority Tranche A-2, B-2 and Revolving Banks in cash an amount equal to all principal, interest and other amounts owing in respect of the Guaranteed Obligations and related Commitments and (y) pay to the Administrative Agent and the Banks in cash any amounts then owed to them, on a joint and several basis, pursuant to the terms of this Guaranty. In addition, upon the occurrence and during the continuance of a Guarantor Event of Default, the Majority Tranche A-2, B-2 and Revolving Banks shall have the right to require HET and HOC to (x) pay within three Business Days of such demand by the Majority Tranche A-2, B-2 and Revolving Banks to the Collateral Agent such additional amount of cash, to be held as security by the Collateral Agent for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, as is equal to the Stated Amount of all Letters of Credit then outstanding and (y) immediately fund within three Business Days of such demand by the Majority Tranche A-2, B-2 and Revolving Banks all outstanding Swingline Loans with Mandatory Borrowings pursuant to their Revolving Loan Commitments. Notwithstanding anything to the contrary contained herein, if an Event of Default specified in Section 10.06 of the Credit Agreement or a Guarantor Event of Default specified in Section 14(d) hereof shall occur, the result which would occur upon the demand of the Majority Tranche A-2, B-2 and Revolving Banks as specified in the immediately preceding two sentences shall occur automatically without the demand of the Required Banks; provided that the amounts payable by HET and HOC under this Section 15(b) shall be calculated without giving effect to any reductions to such amounts (except to the extent such reductions resulted from the payment thereof in cash), whether such reductions resulted from any event of the type described in Section 10.06 of the Credit Agreement or otherwise. Until any repayment and repurchase described in the immediately preceding sentences is actually effected, the Guarantors shall be liable to perform all obligations under this Guaranty strictly in accordance with the terms hereof.

                  16. It is understood and agreed by the parties hereto that payments made pursuant to this Guaranty shall not be subject to the subordination or lien priority provisions set forth in Sections 13, 14 and 15 of the Credit Agreement.

                  17. (a) If HET and/or HOC purchase Guaranteed Obligations in accordance with preceding Section 15, then HET and HOC shall have the rights provided pursuant to the Credit Agreement in respect of the Guaranteed Obligations so purchased. Such purchased Guaranteed Obligations, in accordance with the terms of the Credit Agreement, shall be subject to the subordination and lien priority provisions (in accordance with the terms thereof) set forth in Sections 13, 14 and 15 of the Credit Agreement. Furthermore, HET and HOC acknowledge the limitation on voting rights provided in the last sentence of the definition of "Required Banks" contained in the Credit Agreement.

                  (b) If HET and/or HOC make any other payments pursuant to this Guaranty in respect of the Guaranteed Obligations, HET and/or HOC, as the case may be, shall be subrogated to the rights of the holders of the respective Guaranteed Obligations so paid; provided that, except to the extent otherwise provided in the immediately succeeding sentence, no payments may be made in respect of such subrogation claims until all Guaranteed Obligations have been indefeasibly paid in full. Notwithstanding anything to the contrary contained in the immediately preceding sentence, to the extent HET and/or HOC have made payments in respect of Guaranteed Obligations, the respective such Guarantors shall be subrogated to the rights of the holders of such Guaranteed Obligations and thereby entitled to receive payments or distributions of proceeds of Collateral pursuant to, and in accordance with the terms of, the Security Documents and the Intercreditor Agreement; provided that all such payments or distributions (i) shall be subject, first, to the express subordination provisions contained in the Credit Agreement and (ii) to the extent not required to be applied pursuant to said subordination provisions, shall be turned over and applied to the repayment of Guaranteed Obligations until such time, if any, as all Guaranteed Obligations have been indefeasibly paid in full.

                  18. The Guarantors hereby jointly and severally agree to pay all out-of- pocket costs and expenses of the Administrative Agent in connection with any amendment, waiver or consent relating hereto and of the Administrative Agent and each of the other Creditors in connection with any enforcement of this Guaranty (including in each case, without limitation, the fees and disbursements of counsel employed by the Administrative Agent and each other Creditor).

                  19. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

                  20. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of the Required Banks and the Majority Tranche A-2, Tranche B-2 and Revolving Banks (and, to the extent required by Section 16.12 of the Credit Agreement, with the written consent of each Bank (other than Banks holding solely Tranche A-1 Term Loans, Tranche A-3 Term Loans and/or Tranche B-1 Term Loans).

                  21. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                  22. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement), each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor acknowledges and agrees that the provisions of this Section 22 are subject to the sharing provisions set forth in Section 16.06(b) of the Credit Agreement.

                  23. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement and (ii) in the case of any Guarantor, at its address set forth opposite its signature below; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

                  24. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  25. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on a date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced under this Guaranty that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

                  (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) EACH GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  26. It is the desire and intent of each Guarantor and the Creditors that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                  27. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Agent.

                  28. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.


                                    * * * *

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.




ADDRESSES
---------

1023 Cherry Road                           HARRAH'S ENTERTAINMENT, INC.,
Memphis, TN 38117                          as a Guarantor
Tel: (901) 762-8600
Fax: (901) 762-8777
Attn:  General Counsel                     By  /s/G. W. Loveland, II
                                               --------------------------
                                               Title: Vice President

1023 Cherry Road                            HARRAH'S OPERATING COMPANY, INC.,
Memphis, TN 38117                           as a Guarantor
Tel: (901) 762-8600
Fax: (901) 762-8777
Attn:  General Counsel                      By /s/G. W. Loveland, II
                                               --------------------------
                                               Title: Vice President


Acknowledged and Agreed to:

BANKERS TRUST COMPANY, as Administrative Agent



By  /s/Mary Kay Coyle
    --------------------------------
    Title: Managing Director